UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2023

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

333-271439	61-1133438
(Commission File Number)	(IRS Employer Identification Number)

1749 Victorian Avenue, #C-350 Sparks, Nevada	89431
(Address of Principal Executive Offices)	(Zip Code)

786-235-9026

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry into a Material Definitive Agreement.

Financial Advisory Services Agreement

On November 15, 2023, Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), entered into a Financial Advisory Services Agreement (the “CFO Agreement”) with EverAsia Financial Group, Inc. (“EverAsia”), a financial consulting firm owned by Scott J. Silverman, who, in conjunction with the execution the CFO Agreement, was appointed as the Company’s Chief Financial Officer (see Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers).

Pursuant to the terms of the CFO Agreement, Mr. Silverman shall serve as the Company’s Chief Financial Officer for an initial term of one (1) year, with automatic three-month extension terms thereafter, unless either party provides notice of its intent not to renew. In addition, the CFO Agreement may be terminated at any time by either party, upon 60-days’ notice.

Under the CFO Agreement, the Company is obligated to make monthly payments of $8,750, as follows:

Beginning from the execution date of the CFO Agreement and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 – $250,000	$3,750	$5,000
$250,000 – $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, it shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual.

In conjunction with the CFO Agreement, the Company agreed to indemnify EverAsia and Mr. Silverman, pursuant to an Indemnification Agreement. In general, the Indemnification Agreement provides that the Company will indemnify EverAsia and Mr. Silverman, to the fullest extent permitted by applicable law, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the service rendered to, or at the request of, the Company. This indemnification is only available if party seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful.

In addition and subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred in connection with any proceeding covered by the Indemnification Agreement. In order to obtain such advancement, the party seeking indemnification must provide the Company with an undertaking to repay all amounts if such party is ultimately determined not to be entitled to indemnification for such expenses.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the party seeking indemnification may be entitled, including any rights arising under applicable law, the Company’s articles of incorporation and bylaws, any other agreement or a vote of stockholders or resolution of directors, or otherwise.

The foregoing descriptions of the CFO Agreement and the Indemnification Agreement are qualified in its entireties by the full text of the CFO Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors. On November 28, 2023, the Company’s Board of Directors (the “Board”) appointed two new directors to the Board: (1) Marvin Hausman, M.D., the Company’s current Chief Executive Officer; and (2) Scott J. Silverman, the Company’s current Chief Financial Officer. Such appointments were effective immediately. There exist no family relationships among any of the Company’s directors or executive officers.

Certain information concerning the backgrounds of Dr. Hausman and Mr. Silverman is set forth below.

Marvin S. Hausman, M.D. has served as our Chief Executive Officer and Chief Science Officer since September 5, 2023, after serving as a key consultant to our company since July 2022. Dr. Hausman is an Immunologist and Board-Certified Urological Surgeon with more than 30 years of drug research and development experience with various pharmaceutical companies, including Bristol Myers International, Mead Johnson Pharmaceutical Co., E.R. Squibb, Medco Research, and Axonyx. An accomplished executive with domestic and international experience, Dr. Hausman successfully executed acquisitions of breakthrough medical technology, in conjunction with formation, funding and launch of several corporations. He is a co-founder of Medco Research Inc., a NYSE biopharmaceutical company acquired by King Pharmaceutical Inc. He is a founder of Axonyx Inc., acquired by Torrey Pines Therapeutics, Inc. He is a founder of Entia Biosciences, Inc., which designs and develops natural organic antioxidant food-based products to be used as nutritional supplements in humans and animals. He is Founder and President of Northwest Medical Research Partners, Inc., a company specializing in the identification and acquisition of breakthrough pharmaceutical and nutraceutical products. Dr. Hausman is a Member of the Board of Governors of New York University School of Medicine Alumni Association.

Scott J. Silverman is one of the founders, and serves as President and CEO, of EverAsia Financial Group, which grew into a multi-national corporate financial management and advisory firm serving clients in the United States and Asia, and JJL Capital Management, a private equity firm that focuses its investments in the hospitality, construction, real estate and healthcare sectors. He also serves as the CFO of HealthSnap, Inc., a healthcare company with a Virtual Care Management (VCM) platform on the cutting edge of remote patient monitoring and chronic care management.

Previously, Mr. Silverman served as the CFO of Sidus Space, Inc., a publicly traded Space-as-a-Service company in which capacity he oversaw its IPO, and Riverside Miami, LLC, a mixed-use restaurant and entertainment project in Miami, Florida. Mr. Silverman has orchestrated investor exits for multiple companies, including direct participation in taking 17 companies public. He has a bachelor's degree in finance from George Washington University and a master's degree in accounting from NOVA Southeastern University.

Resignation of Officer. On November 30, 2023, Thomas Terwilliger resigned as Chief Operating Officer of the Company. In his letter of resignation, Mr. Terwilliger advised that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

The foregoing description of Mr. Terwilliger’s letter of resignation is qualified in its entirety by the full text thereof, which is filed as Exhibit 17.1 hereto and incorporated by reference in this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2023, the Board of Directors of the Company approved the Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws are, in general, of like tenor to the replaced Bylaws, but provide a more comprehensive recitation of the terms and provisions of covered matters.

The foregoing description of the Amended Bylaws is qualified in its entirety by the full text of the Amended Bylaws, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

10.1	Financial Advisory Services Agreement between the Company and EverAsia Financial Group, Inc.

17.1	Letter of Resignation of Thomas Terwilliger

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023.

LUDWIG ENTERPRISES, INC.

By: /s/ Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.

Chief Executive Officer